UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2019 (May 8, 2019)

CORELOGIC, INC.
(Exact Name of the Registrant as Specified in Charter)

Delaware	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Pacifica, Irvine, California	92618-7471
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (949) 214-1000
Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:
Common Stock, $0.00001 par value

Trading symbol(s)
CLGX

Name of each exchange on which registered
The New York Stock Exchange

Item 2.05.	Costs Associated with Exit or Disposal Activities.

In December 2018, CoreLogic, Inc. (the “Company”) announced plans to accelerate the ongoing transformation of its appraisal management company (“AMC”) operations. Once completed, the transformation of the Company’s AMC operations is expected to expand overall profit margins and provide for enhanced long-term organic growth trends by increasing the use of data-driven analytics, further automating critical workflows and raising the utilization of its in-house staff appraiser panel. As previously reported, the Company anticipated incurring cash and non-cash charges as the AMC transformation program was actioned. In this context, in the second quarter of 2019, the Company expects to record a non-cash impairment charge of approximately $45 million to $50 million, associated with certain intangible and software assets relating to its AMC business, as well as cash charges of $10 million to $12 million, primarily related to planned reductions of personnel.

Item 2.06	Material Impairments.

The information reported in Item 2.05 of this Form 8-K is incorporated herein by reference.

Item 7.01    Regulation FD

The Company believes that the actions described in Items 2.05 and 2.06 of this Form 8-K will not impact the achievement of its previously-issued financial guidance for the second quarter or full-year of 2019. In accordance with longstanding practice, as warranted, the Company expects to provide relevant comments on its financial guidance for the full-year 2019 with the release of its second quarter 2019 financial results.

Safe Harbor / Forward Looking Statements

Certain statements made in this Current Report on Form 8-K are forward-looking statements within the meaning of the federal securities laws, including but not limited to those statements related to the expected benefits to be achieved as a result of the transformation of the Company’s AMC operations, the cash and non-cash charges expected to be incurred in connection with the transformation of the Company’s AMC operations and the timing of such charges, and the related impact on the Company’s financial guidance for the second quarter and full year of 2019. Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include the risks and uncertainties set forth in Part I, Item 1A of the Company’s most recent Annual Report on Form 10-K. These additional risks and uncertainties include but are not limited to: a cyber-based attack, data corruption or network security breach, or inability to secure the electronic transmission of sensitive data could have a material adverse effect on the Company’s business and reputation; the Company’s reliance on the ability to access data from external sources at reasonable terms and prices; systems interruptions may impair the delivery of the Company’s products and services; the Company is subject to significant governmental regulations; the Company’s revenue affected by the strength of the economy, interest rate environment and the housing market generally; the Company relies on its top ten clients for a significant portion of its revenue; and the Company operates in a competitive business environment that is impacted by technology advancements or new product development; the Company’s reliance on outsourcing arrangements subjects it to risk and may disrupt or adversely affect its operations; the Company’s acquisition and integration of businesses may involve increased expenses and may not produce the desired financial or operating results. The forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CoreLogic, Inc.
(Registrant)

Date:	May 14, 2019	By:	/s/ James L. Balas
		Name:	James L. Balas
		Title:	(Principal Financial Officer)